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                                                                                                                  Exhibit  99.2

                               Vail Resorts, Inc.
                   Restated Pro Forma Revenue By Business Line

                                Fiscal Year 1997

                                    Quarter              Quarter             Quarter             Quarter              Fiscal Year
                                     Ended                Ended               Ended               Ended                  Ended
                                    10/31/96             1/31/97             4/30/97             7/31/97                7/31/97


  Winter Lift Tickets                    253              58,746               75,955                 873                135,827

  Ski School                              26              14,154               20,256                  26                 34,462

  Food Service                         4,013              13,651               20,570               4,865                 43,099

  Retail/Rental                          490               7,047                8,880                 748                 17,165

  Hospitality                          5,292               9,848               13,540               5,385                 34,065

  Other                                5,914               8,551                5,504               7,437                 27,406
                                     -------           ---------             --------             -------              ---------

Total Revenues                        15,988             111,997              144,705              19,334                292,024
                                     =======           =========             ========             =======              =========

Skier Visits                              20               2,120                2,698                  52                  4,890

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                               Vail Resorts, Inc.
                Restated Pro Forma Consolidated Quarterly Results
                                Fiscal Year 1997

                                               Quarter     Quarter       Quarter        Quarter      Fiscal Year
                                                Ended       Ended         Ended          Ended          Ended
                                               10/31/96    1/31/97       4/30/97        7/31/97        7/31/97

Net Revenues
   Resort                                       15,988       111,997        144,705       19,334        292,024
   Real estate                                  12,978        50,305          3,607        7,466         74,356
                                             ---------      --------       --------     --------      ---------

Net Revenues                                    28,966       162,302        148,312       26,800        366,380
Operating Expenses:
  Resort                                        33,559        67,708         67,453       31,665        200,385
  Real Estate                                    9,803        43,226          4,133        7,484         64,646
  Corporate expense*                               834           919          1,766          717          4,236
  Depreciation and amortization                  8,558         9,990          9,714        9,735         37,995
  Reorganization charge                              -             -              -        2,200          2,200
                                             ---------      --------       --------     --------      ---------

Total operating expenses                        52,754       121,843         83,066       51,801        309,462

Income from operations                         (23,788)       40,460         65,247      (25,001)        56,918
Other income (expense)
  Investment income                                171           691          1,370          509          2,741
  Interest expense                              (3,685)       (4,434)        (4,435)      (4,245)       (16,799)
  Gain(loss) on sale of fixed assets              (147)           23             43          (65)          (146)
  Other                                           (810)         (559)           410          237           (722)
                                             ---------      --------       --------     --------      ---------

Income (loss) before income taxes              (28,259)       36,181         62,635      (28,565)        41,992
Credit (provision) for income taxes             11,699       (14,979)       (25,931)      11,826        (17,385)
                                             ---------      --------       --------     --------      ---------

Net income (loss)                              (16,559)       21,202         36,704      (16,739)        24,607
                                             ---------      --------       --------     --------      ---------

Weighted average shares outstanding             34,375        34,395         34,398       34,398
                                             ---------      --------       --------     --------      ---------

Earnings per share                              (0.48)         0.62            1.07        (0.49)          0.72
                                             ---------      --------       --------     --------      ---------

**Other data:

Resort cash flow                               (17,571)       44,289         77,252      (12,331)        91,639
Resort EBITDA                                  (18,405)       43,370         75,486      (13,048)        87,403
Net income (loss)                              (16,559)       21,202         36,704      (15,380)        25,966
Earnings per share                               (0.48)         0.62           1.07        (0.45)          0.75
Real estate operating income                     3,175         7,079           (526)         (18)         9,710

                                                                                                         FY AVG.
                                                                                                         -------
Total debt                                     228,780       231,029        231,025      239,522        232,589
Less:  cash and cash equivalents                 9,320        47,211         51,951       10,511         29,748
                                             ---------      --------       --------     --------      ---------

Net debt                                       219,460       183,818        179,074      229,011        202,841
                                             =========      ========       ========     ========      =========

*    Corporate expense excludes $8.5 million in one-time non-recurring charges.

** Resort cash flow, resort EBITDA, net income and earnings per share under "other data" were calculated for comparison purposes excluding the one-time, pre-tax $2.2 million reorganization charge incurred in the fourth quarter of fiscal 1997.


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